NUMBER

[redacted]

SHARES

BBQ HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 05551A 10 9

THIS CERTIFIES THAT:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.01 PAR VALUE EACH OF

BBQ HOLDNGS, INC.

transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Minnesota, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

BBQ HOLDINGS, INC.
CORPORATE
SEAL
2019
MINNESOTA

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

CHIEF FINANCIAL OFFICER / SECRETARY

CHIEF EXECUTIVE OFFICER